UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 19, 2021

Date of Report (Date of earliest event reported)

SLINGER BAG INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-214463	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2709 N. Rolling Road, Suite 138
Windsor Mill, MD
21244

(Address of Principal Executive Offices)

(443) – 407 7564

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Not Applicable

Emerging growth company [X]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 1, 2020, Mike Ballardie, the current operating President and Chief Executive Officer of Slinger Bag Inc. (the “Company”), terminated his existing service agreement with the Company entered into and signed a new service agreement with the Company’s United Kingdom subsidiary, Slinger Bag International (UK) Limited (the “MB UK Service Agreement”), that formally appoints Mr. Ballardie as the Chief Executive Officer of Slinger Bag International (UK) Limited for a term of five years and increases Mr. Ballardie’s monthly compensation from $30,000 to $50,000. Except in respect of provisions relating to Mr. Ballardie’s previously issued warrants (which remain in full force and effect), all other terms and conditions of Mr. Ballardie’s previous service agreement with the Company have been included in the MB UK Service Agreement. At the same time, Mr. Ballardie has been re-appointed by board resolution as the Company’s Chief Executive Officer in addition to his continued role as sole director of the Company for no additional compensation.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report.

10.1	Service Agreement with Mike Ballardie dated November 1, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Slinger Bag inc.
a Nevada corporation

Dated: January 20, 2021	By:	/s/ Mike Ballardie
Chief Executive Officer and Sole Director

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